Luxfer Announces Second Quarter 2023 Financial Results

Second Quarter 2023 Highlights (all historical comparisons year-over-year; results exclude discontinued operations)

•Net sales of $110.4 million increased $0.9 million or 0.8%
•GAAP diluted EPS from continuing operations of $0.18 decreased $0.17
•Adjusted diluted EPS of $0.27 decreased $0.09
•Adjusted EBITDA of $14.4 million decreased $2.5 million or 14.8%

MILWAUKEE, WI, July 25, 2023 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the second quarter 2023, ended July 2, 2023.

Second Quarter 2023 Consolidated Results
Net sales of $110.4 million increased $0.9 million from $109.5 million in the prior year period, including a $6.5 million benefit from cost pass-through to cover rising material inflation, partially offset by negative impact from volume/mix of $5.8 million.

GAAP net income from continuing operations decreased to $4.9 million, or $0.18 per diluted share, compared to $9.6 million, or $0.35 per diluted share, in the prior year period. Second quarter 2023 GAAP net income includes $2.3 million in asset impairment charges tied to rationalization of our North American Gas Cylinders businesses to reduce our fixed cost base.

Adjusted net income measured $7.4 million, or $0.27 per diluted share, compared to $10.1 million, or $0.36 per diluted share, in the prior year period. Adjusted EBITDA of $14.4 million decreased $2.5 million, or 14.8%, from $16.9 million in the prior year period. Foreign exchange reduced Adjusted EBITDA by $0.4 million.

“Our team again worked hard to deliver for our customers in the second quarter” said Andy Butcher, Chief Executive Officer. “We continue to see a strong and broad-based uplift from our Defense, First Response, and Healthcare offerings. We also are pleased by our strong second quarter free cash flow performance as well as increases in Gas Cylinders’ sales and EBITDA both year-over-year and quarter-over-quarter. Despite these positives, macro uncertainty as well as impacts from the extended outage of U.S. domestic magnesium supply are weighing on our performance. As a result, we are updating our outlook and now expect full year 2023 adjusted earnings per share of $0.88 to $1.00.”

Second Quarter 2023 Segment Results (all historical comparisons year-over-year; results exclude discontinued operations)

Elektron Segment
•Net sales of $61.9 million decreased $1.5 million, or 2.4%, from $63.4 million, driven by volume/mix and partially offset by favorable price impact to address material inflation and foreign exchange
•Adjusted EBITDA of $9.5 million decreased $3.7 million, or 28.0%, from $13.2 million, reflecting accelerated cost recovery in the prior year period and lower sales in certain end markets in the current period

Gas Cylinders Segment
•Net sales of $48.5 million increased $2.4 million, or 5.2%, from $46.1 million, with increased cost pass-through offset by volume/mix as well as foreign exchange headwinds of $0.3 million
•Adjusted EBITDA of $4.9 million increased $1.2 million, or 32.4%, from $3.7 million

Capital Resources and Liquidity
Free cash flow measured a $10.2 million inflow in the second quarter of 2023, compared to a $16.4 million outflow in the first quarter of 2023 and a $0.6 million inflow in the prior year period. During the quarter, the Company paid $3.5 million in dividends, or $0.13 per ordinary share.

On July 2, 2023, net debt totaled $84.5 million, resulting in a net debt to EBITDA ratio of 1.5x.

2023 Guidance
Based on first half 2023 performance as well as the current outlook for our customers and our end markets, Luxfer expects full year 2023 adjusted earnings per share of $0.88 to $1.00, compared to $1.15 to $1.35 earlier.

Conference Call Information
Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Daylight Time (EDT) on Wednesday, July 26, 2023 to review the Company’s quarterly results. The conference call can be accessed by dialing (800) 245-3047 or (203) 518-9765 for participants outside the U.S., using the conference ID code LXFRQ223. Please dial in at least 15 minutes prior to the start of the call to register. Please use the following link to access the webcast of the conference call: LXFR 2Q2023 Live Webcast.

A replay of the webcast and slides used in the presentation will be available in the Investor Relations section of the Luxfer website under Quarterly Reports and Presentations within two hours of call completion. A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible August 9, 2023 at midnight EDT. To access the recording, please dial (800) 839-8317 or (402) 220-6070 for participants outside the U.S.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) fluctuations in the cost of raw materials, utilities, and other inputs; (vi) currency fluctuations and hedging risks; (vii) the Company’s ability to protect its intellectual property; (viii) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions, and restrictive measures implemented in response thereto, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the U.S. Securities and Exchange Commission on March 1, 2023. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares are traded under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations and Business Development
(414) 982-1663
Michael.Gaiden@Luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Second Quarter		Year-to-date
In millions, except share and per-share data	2023	2022	2023	2022
Net sales	$110.4	$109.5	$211.7	$206.5
Cost of goods sold	(86.2)	(83.8)	(166.4)	(156.6)
Gross profit	24.2	25.7	45.3	49.9
Selling, general and administrative expenses	(12.8)	(11.5)	(25.3)	(22.2)
Research and development	(1.0)	(1.2)	(2.2)	(2.5)
Restructuring charges	(2.5)	(0.3)	(2.8)	(1.7)
Acquisition and disposal related costs	—	(0.1)	—	(0.3)
Operating income	7.9	12.6	15.0	23.2
Net interest expense	(1.8)	(0.9)	(3.1)	(1.7)
Defined benefit pension credit / (charge)	0.6	0.3	(8.3)	0.7
Income before income taxes	6.7	12.0	3.6	22.2
(Provision) / credit for income taxes	(1.8)	(2.4)	1.8	(4.9)
Net income from continuing operations	4.9	9.6	5.4	17.3
Loss from discontinued operations, net of tax	(0.2)	(0.3)	(0.2)	(0.4)
Net loss from discontinued operations	$(0.2)	$(0.3)	$(0.2)	$(0.4)

Net income	$4.7	$9.3	$5.2	$16.9

Earnings / (loss) per share[1]
Basic from continuing operations	$0.18	$0.35	$0.20	$0.63
Basic from discontinued operations	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Basic	$0.17	$0.34	$0.19	$0.62

Diluted from continuing operations	$0.18	$0.35	$0.20	$0.62
Diluted from discontinued operations[2]	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Diluted	$0.17	$0.34	$0.19	$0.61

Weighted average ordinary shares outstanding
Basic	26,923,804	27,428,579	26,922,528	27,458,980
Diluted	27,065,338	27,703,217	27,083,986	27,720,065

1 The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.
2 The loss per share for discontinued operations has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	July 2,	December 31,
In millions, except share and per-share data	2023	2022
Current assets
Cash and cash equivalents	$7.9	$12.6
Restricted cash	0.3	0.3
Accounts and other receivables, net of allowances of $0.7 and $0.4, respectively	72.0	67.8
Inventories	119.3	111.1
Current assets held-for-sale	7.8	9.3
Total current assets	$207.3	$201.1
Non-current assets
Property, plant and equipment, net	$76.7	$77.7
Right-of-use assets from operating leases	18.3	19.8
Goodwill	67.5	65.6
Intangibles, net	12.3	12.5
Deferred tax assets	3.0	3.0
Investments and loans to joint ventures and other affiliates	0.3	0.4
Pensions and other retirement benefits	29.8	27.0
Total assets	$415.2	$407.1
Current liabilities
Short-term debt	$—	$25.0
Accounts payable	35.9	37.8
Accrued liabilities	24.4	29.4
Taxes on income	1.1	1.8
Current liabilities held-for-sale	3.5	5.0
Other current liabilities	13.2	11.2
Total current liabilities	$78.1	$110.2
Non-current liabilities
Long-term debt	$92.4	$56.2
Pensions and other retirement benefits	—	4.5
Deferred tax liabilities	11.4	9.9
Other non-current liabilities	18.1	19.0
Total liabilities	$200.0	$199.8
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2023 and 2022; issued and outstanding 28,944,000 for 2023 and 2022	$26.5	$26.5
Additional paid-in capital	222.1	221.4
Treasury shares	(21.8)	(20.4)
Company shares held by ESOP	(0.9)	(1.0)
Retained earnings	114.9	120.2
Accumulated other comprehensive loss	(125.6)	(139.4)
Total shareholders' equity	$215.2	$207.3
Total liabilities and shareholders' equity	$415.2	$407.1

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2023	2022
Operating activities
Net income	$5.2	$16.9
Net loss from discontinued operations	0.2	0.4
Net income from continuing operations	$5.4	$17.3
Adjustments to reconcile net income to net cash provided / (used) by operating activities
Depreciation	6.2	6.7
Amortization of purchased intangible assets	0.4	0.4
Amortization of debt issuance costs	0.2	0.3
Share-based compensation charges	1.3	0.9
Deferred income taxes	1.5	0.3
Gain on disposal of property, plant and equipment	—	(0.2)
Asset impairment charges	2.3	—
Defined benefit pension charge / (credit)	8.3	(0.7)
Defined benefit pension contributions	(2.1)	—
Changes in assets and liabilities
Accounts and other receivables	3.8	(19.8)
Inventories	(6.4)	(18.0)
Current assets held-for-sale	1.2	(3.2)
Accounts payable	(9.1)	5.5
Accrued liabilities	(5.9)	1.5
Current liabilities held-for-sale	(1.5)	3.3
Other current liabilities	(7.4)	0.7
Other non-current assets and liabilities	0.5	(1.8)
Net cash used by operating activities - continuing	(1.3)	(6.8)
Net cash provided by operating activities - discontinued	0.1	—
Net cash used by operating activities	$(1.2)	$(6.8)
Investing activities
Capital expenditures	$(4.9)	$(2.9)
Proceeds from sale of property, plant and equipment	—	3.7
Net cash (used) / provided by investing activities - continuing	(4.9)	0.8
Net cash used by investing activities - discontinued	(0.1)	—
Net cash (used) / provided by investing activities	$(5.0)	$0.8
Financing activities
Net repayment of short-term borrowings	$(25.0)	$—
Net drawdown of long-term borrowings	$35.1	$18.1
Repurchase of own shares	(1.6)	(3.7)
Share-based compensation cash paid	(0.3)	(1.4)
Dividends paid	(7.0)	(7.0)
Net cash provided by financing activities	$1.2	$6.0
Effect of exchange rate changes on cash and cash equivalents	0.3	(0.9)
Net decrease	$(4.7)	$(0.9)
Cash, cash equivalents and restricted cash; beginning of year	12.9	6.4
Cash, cash equivalents and restricted cash; end of the Second Quarter	8.2	5.5

Supplemental cash flow information:
Interest payments	$2.8	$1.7
Income tax payments, net	2.8	0.3

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Second Quarter		Year-to-date		Second Quarter		Year-to-date
In millions	2023	2022	2023	2022	2023	2022	2023	2022
Gas Cylinders segment	$48.5	$46.1	$90.0	$88.5	$4.9	$3.7	$7.4	$6.4
Elektron segment	61.9	63.4	121.7	118.0	9.5	13.2	18.3	26.6
Consolidated	$110.4	$109.5	$211.7	$206.5	$14.4	$16.9	$25.7	$33.0

	Depreciation and amortization				Restructuring charges
	Second Quarter		Year-to-date		Second Quarter		Year-to-date
In millions	2023	2022	2023	2022	2023	2022	2023	2022
Gas Cylinders segment	$1.0	$1.2	$2.1	$2.6	$2.5	$0.1	$2.8	$1.5
Elektron segment	2.3	2.2	4.5	4.5	—	0.2	—	0.2
Consolidated	$3.3	$3.4	$6.6	$7.1	$2.5	$0.3	$2.8	$1.7

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

	Second Quarter		Year-to-date
In millions except per share data	2023	2022	2023	2022
Net income from continuing operations	$4.9	$9.6	$5.4	$17.3
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.2	0.2	0.4	0.4
Acquisition and disposal related costs	—	0.1	—	0.3
Defined benefit pension (credit) / charge	(0.6)	(0.3)	8.3	(0.7)
Restructuring charges	2.5	0.3	2.8	1.7
Share-based compensation charges	0.7	0.7	1.3	0.9
Tax impact of defined benefit pension settlement	—	—	(4.9)	—
Income tax on adjusted items	(0.3)	(0.5)	(0.5)	(0.6)
Adjusted net income	$7.4	$10.1	$12.8	$19.3

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.18	$0.35	$0.20	$0.62
Impact of adjusted items	0.09	0.01	0.27	0.08
Adjusted diluted earnings per ordinary share(1)	$0.27	$0.36	$0.47	$0.70

(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

LUXFER HOLDINGS PLC
ADJUSTED EBITDA (UNAUDITED)

	Second Quarter		Year-to-date
In millions	2023	2022	2023	2022
Adjusted net income	$7.4	$10.1	$12.8	$19.3
Add back:
Tax impact of defined benefit pension settlement	—	—	4.9	—
Income tax on adjusted items	0.3	0.5	0.5	0.6
Provision for income taxes	1.8	2.4	(1.8)	4.9
Interest expense	1.8	0.9	3.1	1.7
Adjusted EBITA	$11.3	$13.9	$19.5	$26.5
Gain on disposal of PPE	—	(0.2)	—	(0.2)
Depreciation	3.1	3.2	6.2	6.7
Adjusted EBITDA	$14.4	$16.9	$25.7	$33.0
ADJUSTED EFFECTIVE TAX RATE
(UNAUDITED)

	Second Quarter		Year-to-date
In millions	2023	2022	2023	2022
Adjusted net income	$7.4	$10.1	$12.8	$19.3
Add back:
Tax impact of defined benefit pension settlement	—	—	4.9	—
Income tax on adjusted items	0.3	0.5	0.5	0.6
Provision for income taxes	1.8	2.4	(1.8)	4.9
Adjusted income before income taxes	$9.5	$13.0	$16.4	$24.8
Adjusted provision for income taxes	2.1	2.9	3.6	5.5
Adjusted effective tax rate	22.1%	22.3%	22.0%	22.2%
NET DEBT RATIO
(UNAUDITED)

Second Quarter
In millions	2023
Cash and cash equivalents	$7.9
Total debt	(92.4)
Net debt	(84.5)
Adjusted EBITDA previous twelve months	55.8
Net debt to EBITDA ratio	1.5
FREE CASH FLOW
(UNAUDITED)

	Second Quarter		Year-to-date
In millions	2023	2022	2023	2022
Net cash provided by continuing operating activities	$13.1	$2.5	$(1.3)	$(6.8)
Capital expenditures	(2.9)	(1.9)	(4.9)	(2.9)
Free cash flow	10.2	0.6	(6.2)	(9.7)